Exhibit m(ii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K


                                EXHIBIT A
                                 to the
                            Distribution Plan

                     WACHOVIA VARIABLE INSURANCE FUNDS

                         Wachovia Balanced Fund II
                          Wachovia Equity Fund II
                      Wachovia Special Values Fund II


      This Plan is adopted by Wachovia Variable Insurance Funds with respect to the Funds set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Shares of each Fund held during the month.

      Witness the due execution hereof this 3rd day of March, 2000.

                                    WACHOVIA VARIABLE INSURANCE FUNDS

                                    By:  /s/ James E. Ostrowski
                                       ----------------------------
                                    Name:  James E. Ostrowski
                                    Title:  Vice President